UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 11, 2011
FINANCIAL ENGINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34636	94-3250323

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1804 Embarcadero Road Palo Alto, California	94303

(Address of principal executive offices)	(Zip Code)
(650) 565-4900
(Registrant’s telephone number,
including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
Financial Engines, Inc. (“Financial Engines”) held an Annual Meeting of Stockholders on May 11, 2011. There were 44,181,723 shares of common stock entitled to vote at the Annual Meeting of Stockholders, of which 40,853,129 shares were voted in person or by proxy. The following matters were voted upon as follows:
Proposal 1:	Election of three Class I directors to hold office until the 2014 Annual Meeting of Stockholders or until their successors are elected and qualified:

NOMINEES	FOR	WITHHELD	BROKER NON-VOTES
Blake R. Grossman	36,999,581	385,410	3,468,138
Robert A. Huret	37,052,787	332,204	3,468,138
Jeffrey N. Maggioncalda	37,086,343	298,648	3,468,138
Proposal 2:	The ratification of the selection by the Audit Committee of the Board of Directors of KPMG LLP as Financial Engines’ independent registered public accountants:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

40,693,725	101,611	57,793	Not applicable.
Proposal 3:	The advisory vote on Financial Engines’ executive compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

37,115,591	167,835	101,565	3,468,138
Proposal 4:	The advisory vote on the frequency of holding an advisory vote on Financial Engines’ executive compensation:

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	BROKER NON-VOTES

16,203,808	458,039	20,635,232	87,912	3,468,138
On May 11, 2011, the Board of Directors of the Company determined that it will include in the proxy materials a stockholder vote on executive compensation once every three years until the next required stockholder vote on the frequency of stockholder votes on executive compensation.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:   May 12, 2011

FINANCIAL ENGINES, INC.
By:	/s/ Anne S. Tuttle
Anne S. Tuttle
Executive Vice President and General Counsel